                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Homestead Village Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        HOMESTEAD VILLAGE INCORPORATED
                            2030 POWERS FERRY ROAD
                            ATLANTA, GEORGIA 30339

                               ----------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 28, 1997

To the shareholders:

  The 1997 annual meeting of shareholders of Homestead Village Incorporated ("Homestead") will be held on May 28, 1997, at The Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia, at 11:00 a.m. (Eastern Daylight Time) for the following purposes:

    1. To elect two Class I Directors to serve until the annual meeting of shareholders in 2000, one Class II Director to serve until the annual meeting of shareholders in 1998, and two Class III Directors to serve until the annual meeting of shareholders in 1999, and until their successors are duly elected and qualify; and

    2. To transact such other business as properly may come before this meeting and any adjournment or postponement thereof.

  Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

  Shareholders of record at the close of business on April 21, 1997 are entitled to notice of, and to vote at, the meeting.

  Please help Homestead by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                          Jeffrey A. Klopf
                                          Secretary

April 30, 1997

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE.

                        HOMESTEAD VILLAGE INCORPORATED
                            2030 POWERS FERRY ROAD
                            ATLANTA, GEORGIA 30339

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1997 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 28, 1997

                               ----------------

                              GENERAL INFORMATION

  The Board of Directors (the "Board") of Homestead Village Incorporated ("Homestead") is soliciting the accompanying proxy for use at the 1997 annual meeting of shareholders to be held on May 28, 1997 and at any and all adjournments or postponements thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of Homestead, by delivering to the Secretary of Homestead a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. The designated proxy holders will vote shares of Common Stock, $.01 par value per share (the "Shares"), represented by a proxy which is received and not revoked. Where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the Shares will be voted in accordance with his or her specifications. If the proxy card is signed and returned without specifying choices, the Shares will be voted as recommended by the persons appointed as proxies on the proxy card.

  This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 30, 1997.

  If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card. Beneficial owners who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Lucinda G. Marker, Assistant Secretary, Homestead Village Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

  The cost of soliciting proxies will be borne by Homestead. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of Homestead. Homestead will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Shares held of record by such persons, and Homestead will upon request of such record holders reimburse forwarding charges and expenses.

                     SHARES OUTSTANDING AND VOTE REQUIRED

  At the close of business on April 21, 1997, approximately 21,203,651 Shares were outstanding. Each whole Share outstanding on April 21, 1997, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, is entitled to one vote. There is no right to cumulative voting. A majority of the outstanding Shares represented in person or by proxy will constitute a quorum at the meeting.

  Assuming the existence of a quorum, the affirmative vote of a majority of the Shares entitled to vote and represented in person or by proxy at the meeting is required to approve the election of the nominees for Directors. Representatives of Homestead's transfer agent will assist Homestead in the tabulation of the votes. Abstentions and broker non-votes are counted as Shares represented at the meeting for purposes of determining a quorum. An abstention has the effect of a vote "withheld" with respect to the election of the Directors.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of April 22, 1997, certain information concerning the beneficial ownership of Shares for (i) each person known to Homestead to be the beneficial owner of more than 5% of such Shares, (ii) each director of Homestead, (iii) each Named Executive Officer (defined below) of Homestead and (iv) the directors and executive officers of Homestead as a group. Unless otherwise indicated, all of such Shares are owned directly, and the indicated person or entity has sole voting and investment power and the address for each such person is Homestead Village Incorporated, 2030 Powers Ferry Road, Atlanta, Georgia 30339.

            NAME AND ADDRESS          NUMBER OF SHARES
           OF BENEFICIAL OWNER      BENEFICIALLY OWNED(1) PERCENT OF SHARES(2)
           -------------------      --------------------- --------------------
      Security Capital Group
       Incorporated ("Security
       Capital")...................      42,424,011(3)            81.4%
       125 Lincoln Avenue
       Santa Fe, New Mexico 87501
      Security Capital Pacific
       Trust ("PTR")...............      19,246,402(4)            47.6
       7777 Market Center Avenue
       El Paso, Texas 79912
      Security Capital Atlantic
       Incorporated ("ATLANTIC")...       8,524,215(4)            28.7
       Six Piedmont Center
       Atlanta, Georgia 30305
      David C. Dressler, Jr........          25,629(5)               *
      Michael D. Cryan.............          25,000(5)               *
      John P. Frazee, Jr. .........           4,758(6)               *
      Manuel A. Garcia III.........          36,139(7)               *
      John C. Schweitzer...........           6,316(8)               *
      Gary A. DeLapp...............          10,000(5)               *
      Robert W. Frost, Jr..........          11,000(5)               *
      John R. Patterson............          10,041(5)               *
      All directors and executive
       officers as a group
       (10 persons)................         141,983                  *

--------
   *Less than 1%
(1) Includes, for PTR and ATLANTIC, all Shares that may be issued upon conversion of all convertible mortgage notes that may be outstanding upon full funding under the Funding Commitment Agreements (described below). As of April 15, 1997, PTR and ATLANTIC had funded approximately $120.4 million and $25 million, respectively, under their respective Funding Commitment Agreements, which at face mortgage amounts are convertible into 11,658,030 and 1,917,818 Shares, respectively. Includes for Security Capital, Mr. Dressler, Mr. Cryan, Mr. Frazee, Mr. Garcia, Mr. Schweitzer, Mr. DeLapp, Mr. Frost, Mr. Patterson and all directors and executive officers as a group, 3,180,922; 252; 0; 1,107; 2,508; 2,536; 0; 0; 0 and
    16 Shares, respectively, that may be acquired upon exercise of warrants to purchase Shares ("Warrants").
(2) Assumes (i) in the case of PTR and ATLANTIC, that PTR or ATLANTIC, as applicable, has converted all convertible mortgages that may be outstanding under the Funding Commitment Agreements and that no other person has converted or exercised any outstanding convertible or exercisable securities, (ii) in the case of Security Capital, that each of PTR and ATLANTIC have converted all convertible mortgages that may be outstanding under the Funding Commitment Agreements, that Security Capital has exercised all Warrants owned by it and that no other person has converted or exercised any outstanding convertible or exercisable securities and (iii) in the case of each other person, that such person has exercised all Warrants and options owned by him or her and that no other person has converted or exercised any outstanding convertible or exercisable securities.

(3) Includes 19,246,402 Shares beneficially owned by PTR and 8,524,215 Shares beneficially owned by ATLANTIC upon conversion of convertible mortgages. As a result of its ownership of 35.8% of PTR's outstanding common shares and 51.4% of ATLANTIC's outstanding common stock and Security Capital's contractual arrangements with PTR and ATLANTIC, Security Capital may be deemed to beneficially own all Shares owned by PTR and ATLANTIC. Also includes 3,180,922 Shares that may be acquired upon exercise of Warrants. 11,472,472 Shares and Warrants to acquire 3,180,922 Shares are, or will be, owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital, and, except for Warrants to acquire 1,700,900 Shares, are, or will be, pledged to secure a $300 million revolving line of credit facility with a syndicate of banks. As of April 25, 1997, there were $22 million of borrowings outstanding under the line of credit. The line of credit is also secured by securities owned indirectly by Security Capital of PTR, ATLANTIC, Security Capital Industrial Trust and Security Capital U.S. Realty, a publicly traded entity based in Luxembourg that is affiliated with Security Capital and which invests in real estate operating companies in the United States. Security Capital estimates that the aggregate market value of the pledged securities exceeded $2.9 billion as of April 25, 1997. Security Capital was in compliance with all covenants under the line of credit as of December 31, 1996.
(4) All such Shares are issuable upon conversion of convertible mortgages.
(5) Except for 629 Shares owned by Mr. Dressler and 41 Shares owned by Mr. Patterson, all such Shares were purchased, subject to certain restrictions, pursuant to the Homestead Village Incorporated 1996 Long-Term Incentive Plan. Although the shareholder has all voting rights with respect to such Shares, during the restricted period, such Shares may not be sold, assigned, transferred, pledged or otherwise encumbered.
(6) Includes options to purchase 2,000 Shares that are immediately exercisable.
(7) Includes 1,332 Shares and Warrants to purchase 894 Shares held by a partnership of which Mr. Schweitzer is a general partner and 494 Shares and Warrants to purchase 332 Shares held by a corporation that Mr. Schweitzer manages.
(8) Includes 7,523 Shares and Warrants to purchase 1,022 Shares held by a trust of which Mr. Garcia is a trustee.

                             ELECTION OF DIRECTORS

  The Shares represented by the accompanying proxy will be voted to elect the nominees named below: Messrs. Dressler and Garcia as Class I Directors, Mr. Cryan as a Class II Director and Messrs. Frazee and Schweitzer as Class III Directors. Messrs. Dressler and Garcia, if elected, will serve as Directors until the annual meeting of shareholders in 2000, Mr. Cryan, if elected, will serve as a Director until the annual meeting in 1998 and Messrs. Frazee and Schweitzer, if elected, will serve as Directors until the annual meeting in 1999. Any vacancies occurring during any calendar year will be filled by the remaining Directors in office. Any Director elected by the Directors to fill a vacancy will hold office until the next annual meeting of shareholders, at which time the shareholders will elect a Director to fill the unexpired term of the class of Directors in which the vacancy occurred. Should any of the nominees named below become unavailable for election, which is not anticipated, the Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board.

                                      BUSINESS EXPERIENCE AND            TERM
 DIRECTOR                AGE DIRECTORSHIPS OF PUBLICLY HELD COMPANIES   EXPIRES
 --------                --- ----------------------------------------   -------
 Michael D. Cryan.......  46 Co-Chairman and Chief Operating Officer     1998
                             of Homestead since October 1996, where
                             he has overall responsibility for
                             operations; formerly with ITT Sheraton
                             Corporation from August 1986 to August
                             1996, where his most recent position
                             held was Director, Executive Vice
                             President and Chief Financial Officer.
                             Prior thereto, Mr. Cryan held positions
                             with ITT Sheraton Corporation as
                             Director of Acquisitions and Asset
                             Management, Director of Strategic
                             Projects and Director of Operations
                             North America East; from December 1976
                             to August 1986 Mr. Cryan was with Arthur
                             Andersen & Co. where he was a member of
                             the Worldwide Hospitality Specialty Team
                             focusing on profit improvement and
                             specialty analysis for the hotel
                             industry and providing financial
                             consulting services to real estate and
                             hospitality clients.
 Manuel A. Garcia III...  53 Chief Executive Officer of Davgar           2000
                             Restaurants, Inc. since May 1969 where
                             he is the owner/operator of ten Burger
                             King Restaurants in central Florida,
                             five Pebbles Restaurants, Harvey's
                             Bistro and Manuel's on the 28th
                             Restaurant in Orlando, Florida; Director
                             of Sprint/United Telephone, Security
                             Capital Atlantic Incorporated
                             (multifamily properties), The Foundation
                             for Orange County Public Schools,
                             Florida State University Seminole
                             Boosters' Association, a Director and
                             Member of the Executive Committee of the
                             Florida Citrus Sports Association and
                             National Director of Cities in Schools.
                             Mr. Garcia is also on the Board of the
                             National Conference of Christians and
                             Jews and an Honorary Director of the
                             Boys' Clubs and Boy Scouts of Central
                             Florida. In addition, Mr. Garcia is a
                             former Member of former President Bush's
                             Drug Advisory Council.
 John P. Frazee, Jr. ...  52 Private investor; formerly President and    1999
                             Chief Operating Officer of Sprint
                             Corporation; prior to the March 1993
                             merger with Sprint, Mr. Frazee was the
                             Chairman and Chief Executive Officer of
                             Centel Corporation (a major
                             telecommunications company he joined in
                             1972). He is a member of the Board of
                             Directors of Nalco Chemical Company,
                             Dean Foods Company, PageNet, Inc., C-
                             Span and Security Capital. He is a life
                             trustee of Rush-Presbyterian-St. Luke's
                             Medical Center, a national trustee of
                             The Newberry Library and a trustee of
                             the Florida State University Foundation.
 David C. Dressler, Jr..  43 Co-Chairman and Chief Investment Officer    2000
                             of Homestead since May 1996 and
                             President since January 1996, where he
                             oversees all investment and capital
                             allocation decisions; Co-Chairman of
                             Security Capital Investment Research
                             Incorporated from March 1995 to May
                             1996; Managing Director of SCG
                             Multifamily Development from January
                             1994 to August 1995; Managing Director
                             of PTR from May 1993 to May 1996 and
                             Director of Security Capital Pacific
                             Incorporated from February 1995 to
                             January 1997; Managing Director of
                             Security Capital (Atlantic) Incorporated
                             from April 1992 to May 1996; from 1984
                             to May 1991, Regional Partner, Trammell
                             Crow Residential based in Boston,
                             Massachusetts (multifamily real estate
                             development and property management).
                             While with Trammell Crow Residential,
                             Mr. Dressler was on the Management Board
                             for Trammell Crow Residential Services,
                             managing 90,000 multifamily units
                             nationwide, and was co-founder and a
                             board member of Trammell Crow
                             Residential Services-North.

                                    BUSINESS EXPERIENCE AND              TERM
 DIRECTOR            AGE   DIRECTORSHIPS OF PUBLICLY HELD COMPANIES     EXPIRES
 --------            ---   ----------------------------------------     -------
 John C. Schweitzer.  52 General Partner, G.P. Campbell Capital Ltd.     1999
                         (real estate and investments)
                         since 1976; Managing Partner, Continental
                         Properties Company, Austin, Texas (real
                         estate and investments) since 1976; Trustee,
                         Security Capital Pacific Trust (ownership
                         and operation of multifamily properties) and
                         Texas Christian University; Director, Austin
                         Smiles.

  Security Capital has the right to nominate up to two Directors, depending upon its level of beneficial ownership of Shares. See "Certain Relationships and Transactions--Security Capital Investor Agreement." Messrs. Cryan and Dressler are the nominees of Security Capital. In addition, PTR and ATLANTIC each have the right to nominate up to one Director, depending upon the principal amount of loans made pursuant to their respective funding commitment agreements with Homestead. See "Certain Relationships and Transactions-- ATLANTIC and PTR Investor Agreements." Mr. Schweitzer is the nominee of PTR and Mr. Garcia is the nominee of ATLANTIC. Homestead's Restated Charter requires that a majority of the Directors be independent Directors.

MEETINGS AND COMMITTEES

  The Board held two meetings during 1996.

  The Audit Committee of the Board was formed in December 1996 and consists of Messrs. Frazee and Schweitzer. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Homestead's internal accounting controls. The Audit Committee held one meeting during 1996.

  The Compensation Committee was formed in December 1996 and consists of Messrs. Frazee and Garcia who review and approve the compensation arrangements and plans of Homestead. The Compensation Committee administers the Homestead Village Incorporated 1996 Long-Term Incentive Plan. The Compensation Committee held no meetings during 1996.

  During 1996, each Director attended at least 75 percent of the total number of meetings of the Board and the committees on which such Director served.

DIRECTOR COMPENSATION

  Directors who are not employees of Homestead or Security Capital receive $14,000 per year for serving as a director and are reimbursed for their travel and other expenses incurred in connection with attending meetings of the Board or committees thereof. Outside directors also receive grants of options to acquire Shares. For 1996, Mr. Frazee received $8,750 and options to purchase 2,000 Shares.

OUTSIDE DIRECTORS PLAN

  Homestead adopted the Homestead Village Incorporated 1996 Outside Directors Plan, under which up to 100,000 Shares may be subject to options (the "Outside Directors Plan"). Options granted under the Outside Directors Plan have a five year term and are immediately exercisable in whole or in part. Options to purchase 2,000 Shares each, at an exercise price of $10.00 per Share, have been granted to John P. Frazee, Jr. and Patricia G. Will, a former director and current advisory director of Homestead, under the Outside Directors Plan and will be granted to each outside director as of the date of each annual meeting of shareholders of Homestead commencing in 1997 at an exercise price equal to the fair market value of the Shares as of those dates. Options granted under the Outside Directors Plan will provide that the option holder may, in the event of the acquisition of 50% or more of the outstanding Shares as the result of any cash tender offer or exchange offer (other than one made by Homestead), exercise the options immediately or surrender the options, or any unexercised option thereof, to Homestead and receive cash from Homestead equal to the difference between the exercise price of each option and the per Share price of the tender offer or exchange offer, multiplied by the number of Shares for which options are held.

                            EXECUTIVE COMPENSATION

  The following table presents the compensation for 1996 paid to the chief investment officer, the chief operating officer and the three other most highly compensated executive officers of Homestead (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                              ANNUAL COMPENSATION         COMPENSATION AWARDS
                         ------------------------------ ------------------------
                                                                      SECURITIES
                                                         RESTRICTED   UNDERLYING
        NAME AND                           OTHER ANNUAL     STOCK       STOCK     ALL OTHER
   PRINCIPAL POSITION     SALARY   BONUS   COMPENSATION   AWARD(1)    OPTIONS(#) COMPENSATION
   ------------------    -------- -------- ------------ ------------- ---------- ------------
David C. Dressler, Jr.
 Co-Chairman, President
 and Chief Investment
 Officer................ $195,000 $285,000     --       25,000 Shares    --          (2)
Michael D. Cryan
 Co-Chairman and Chief
 Operating Officer(3)...   85,635   65,000     --       25,000 Shares    --          (2)
Gary A. DeLapp
 Senior Vice
 President(4)...........  127,452   70,000     --       10,000 Shares    --          (2)
Robert W. Frost, Jr.
 Senior Vice President..  175,000   50,000     --       11,000 Shares    --          (2)
John R. Patterson
 Senior Vice President..  160,000   55,000     --       10,000 Shares    --          (2)

--------
(1) Until the earlier of (i) the second anniversary of the purchase (October 15, 1998 in the case of all Shares referred to above), (ii) the date on which the participant terminates employment with Homestead or its affiliates by reason of death or disability or (iii) immediately prior to a change-in-control, the Shares of restricted stock may not be sold, transferred, pledged or otherwise encumbered.
(2) Prior to Homestead becoming an independent company on October 17, 1996, Security Capital granted Messrs. Dressler, Cryan, DeLapp, Frost and Patterson options to acquire $500,000 (at $1,139 per Class A Share), $500,000 ($290,000 stock option award exercisable at $1,057 per Class A Share and an option on $210,000 principal amount of convertible debentures, convertible into 180.6 Class A Shares at a conversion price of $1,163 per Class A Share), $150,000 (at $1,139 per Class A Share), $100,000 (at $1,139 per Class A Share) and $200,000 (at $1,139 per Class A
    Share), respectively, of Class A Shares.
(3) Mr. Cryan joined Homestead on September 1, 1996 and the compensation figures reflect the portion of the year he was employed by Homestead.
(4) Mr. DeLapp joined Homestead on February 26, 1996 and the compensation figures reflect the portion of the year he was employed by Homestead.

OPTION GRANTS

  During 1996, options for 580,000 Shares were granted, prior to formation of the Compensation Committee, by the Board of Directors to 50 key employees and officers of Homestead at an exercise price equal to $10.00 per Share (465,000 Shares total) for grants made on October 15, 1996 and $16.00 per Share (115,000 Shares total) for grants made on December 18, 1996. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers.

                                          INDIVIDUAL GRANTS
                         ---------------------------------------------------
                         SECURITIES  PERCENT OF   EXERCISE
                         UNDERLYING TOTAL OPTIONS    OR
                          OPTIONS    GRANTED TO     BASE                      GRANT DATE
                         GRANTED(1) EMPLOYEES IN    PRICE      EXPIRATION    PRESENT VALUE
NAME                      (NUMBER)   FISCAL YEAR  ($/SHARE)       DATE          ($)(2)
----                     ---------- ------------- --------- ---------------- -------------
David C. Dressler, Jr...   60,000       10.34       10.00   October 15, 2006    385,320
Michael D. Cryan........   50,000        8.62       10.00   October 15, 2006    321,100
Gary A. DeLapp..........   25,000        4.31       10.00   October 15, 2006    160,550
Robert W. Frost, Jr.....   25,000        4.31       10.00   October 15, 2006    160,550
John R. Patterson.......   25,000        4.31       10.00   October 15, 2006    160,550

--------
(1) The options vest ten percent in the second year after the date of grant, twenty percent in the third year after the date of grant, thirty percent in the fourth year after the date of grant and forty percent in the fifth year after the date of grant. All options expire ten years after the date of grant.
(2) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an exercise price of $10.00; an expected option life of 5.5 years; a risk-free interest rate of 6.23%; no expected dividend yield; and expected volatility of 37%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

  The following table sets forth certain information concerning exercises of options during 1996 by each of the Named Executive Officers and the year-end value of unexercised options owned by such executive officers.

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                         SECURITIES            UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON  VALUE      OPTIONS AT YEAR-END          YEAR-END ($)
                          EXERCISE   REALIZED ------------------------- -------------------------
NAME                      (NUMBER)     ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------- ----------- ------------- ----------- -------------
David C. Dressler, Jr...    None       N/A          0        60,000           0        480,000
Michael D. Cryan........    None       N/A          0        50,000           0        400,000
Gary A. DeLapp..........    None       N/A          0        25,000           0        200,000
Robert W. Frost, Jr.....    None       N/A          0        25,000           0        200,000
John R. Patterson.......    None       N/A          0        25,000           0        200,000

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Homestead has no employment contracts with any Named Executive Officer and no plans or arrangements by which any such executive officer will be compensated as a result of his resignation or retirement or any other termination of his employment with Homestead or in connection with a change in control of Homestead, except that in the event a "Change in Control," as such term is defined in either the Homestead Village Incorporated 1996 Long-Term Incentive Plan or the Outside Directors Plan, occurs, options to purchase Shares granted under either of the plans become immediately exercisable and restrictions on purchased Shares lapse.

LOANS TO EXECUTIVE OFFICERS

  Homestead loaned each of Mr. Cryan and Mr. Dressler $250,000 on October 15, 1996. Each person used the proceeds of such loans to purchase 25,000 restricted Shares. Such Shares will vest on October 15, 1998. The loans are due on January 5, 2006, are secured by the Shares and interest accrues at the lowest rate charged by Morgan Guaranty Trust Company on maturities of 90 days or less, plus 0.25%. If either Mr. Cryan or Mr. Dressler leaves the employ of Homestead prior to payment in full of the loan, Homestead will buy back these Shares at a price of $10 per Share and will refund all payments of interest made under the loan.

HOMESTEAD VILLAGE INCORPORATED 1996 LONG-TERM INCENTIVE PLAN

 General

  Homestead adopted the Homestead Village Incorporated 1996 Long-Term Incentive Plan (the "Incentive Plan") which contains the following terms and conditions. The number of Shares which may be awarded under the Incentive Plan may not exceed 4,000,000 in the aggregate. Shares issued under the Incentive Plan may be authorized and unissued Shares or treasury Shares. In the event of certain transactions affecting the type or number of outstanding Shares, the number of Shares subject to the Incentive Plan, the number or type of Shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. The Incentive Plan authorizes the award of stock grants (which may be subject to restrictions), and performance stock and authorizes the establishment of one or more stock purchase programs. The Board of Directors administered the Incentive Plan until the Compensation Committee was formed in December 1996, which committee currently administers the Incentive Plan. Subject to the terms of the Incentive Plan, the Compensation Committee determines which employees or other individuals providing services to Homestead shall be eligible to receive awards under the Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards.

  Options awarded under the Incentive Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options which are not intended to satisfy Section 422 of the Code. Options become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards. Options expire on the date determined by the Compensation Committee which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death, disability or retirement or (iii) the three month anniversary of the participant's termination of employment for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine.

  Under the Incentive Plan, the Compensation Committee may grant awards of Shares to participants, which are subject to such conditions and restrictions, if any, as the Compensation Committee determines. During the period a stock award is subject to restrictions or limitations, the Compensation Committee may award the participant dividend rights with respect to such Shares. The Incentive Plan also provides that the Compensation Committee may establish one or more stock programs which may permit purchases of Shares.

  The Compensation Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives. The number of Shares and the performance measures and periods shall be established by the Compensation Committee at the time the award is made.

 Non Qualified Options

  Homestead has granted nonqualified options to acquire Shares. The Named Executive Officers and certain other officers of Homestead have received options to purchase an aggregate of 465,000 Shares at $10.00 per Share and an aggregate of 115,000 Shares at $16.00 per Share. The options become exercisable ten percent in the second year after the date of grant, an additional twenty percent in the third year after the date of grant, an additional thirty percent in the fourth year after the date of grant and the remaining forty percent in the fifth year after the date of grant and expire ten years after the date of grant. The participants have no rights as shareholders with respect to the Shares subject to his or her options until the option is exercised. No income will be recognized by a participant at the time the options are granted. The exercise of a nonqualified stock option is generally a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the Shares at the time of exercise and the option price. Homestead ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction is equal to the ordinary income recognized by a participant. Homestead has adopted Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its stock options. Therefore, any excess of fair value of the Shares at the date of grant over the option price has been treated as compensation expense, recorded over the option period.

 Stock Purchase Program

  Homestead has permitted six senior officers to purchase 92,000 Shares at $10.00 per Share under the stock purchase program portion of the Incentive Plan. The stock purchases provide for a two year restricted period during which the participants must remain employed by Homestead. If a participant leaves the employ of Homestead prior to the end of the restricted period, Homestead has the right to repurchase the Shares at the original purchase price plus an imputed interest rate. At the end of the two-year period, the participant would own the Shares without further restriction. In accordance with APB 25, any excess fair value of the Shares at the date of sale over the sales price has been treated as compensation expense, recorded over the restriction period.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Payment of cash compensation to the executive officers of Homestead began on October 17, 1996, the day the Homestead transaction occurred, see "Certain Relationships and Transactions--The Mergers." The salary paid to Homestead's executive officers during 1996 was determined by Security Capital. Beginning with January 1, 1997, option grants and salaries were set by the Compensation Committee. In making these determinations, the Compensation Committee considered, and will consider, job responsibilities, the salaries paid and options granted to executive officers of other companies similar to Homestead, as well as the salaries paid to, and past performance, of such persons in their prior capacities at PTR, ATLANTIC or elsewhere.

  Homestead has adopted the Incentive Plan, under which the Compensation Committee determines which employees or other individuals providing services to Homestead will be eligible to receive awards, and the amount, price, timing and other terms and conditions applicable to such awards. See "--Homestead Village Incorporated 1996 Long-Term Incentive Plan." Through the Incentive Plan and other means, the Compensation Committee intends to maintain strong links between executive officer compensation and corporate and individual performance.

  Stock options will be granted annually based on the person's position with Homestead while restricted stock awards will be granted to selected persons. The sizes of annual stock option awards and restricted stock awards will be based on annual surveys of comparable award levels in other companies. Homestead's salary structure is designed to attract and retain highly qualified executives. This is accomplished by providing competitive base salaries and meaningful incentives, including both short-term and long-term incentives, intended to reward performance. The Compensation Committee believes that its compensation levels will compare favorably to similarly situated companies and targets competitive compensation levels for its executive officers.

  The Compensation Committee recognizes that the interests of the shareholders are best served by giving key officers and employees the opportunity to participate in the appreciation of Homestead's Shares through the granting of options and restricted stock awards. In addition, the Compensation Committee believes that over an extended period of time, Share performance will reflect executive performance and that such arrangements further reinforce management goals and incentives to achieve shareholders' objectives.

                            Compensation Committee
                             John P. Frazee, Jr.*
*On April 21, 1997, Ms. Will became an advisory director of the Board of Directors and resigned from the Compensation Committee. On April 21, 1997, Mr. Garcia was appointed as a member of the Compensation Committee.

  The Report of the Compensation Committee on Executive Compensation and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Homestead specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Shares against the cumulative total return of the Standard & Poor's Composite--500 Stock Index and the S&P Hotel Index for the period commencing October 31, 1996, the date that the Shares were first traded on a when-issued basis and ended December 31, 1996. The Share price performance shown on the graph is not necessarily indicative of future price performance.

                                     LOGO

                                           OCTOBER 31, 1996(2) DECEMBER 31, 1996
                                           ------------------- -----------------
      Homestead...........................       $100.00            $104.35
      S&P 500.............................        100.00             105.43
      S&P Hotel...........................        100.00              96.49

--------
(1) Assumes that the value of the investment in Shares and each index was $100 on October 31, 1996 and that all dividends were reinvested.
(2) The Shares commenced trading on October 31, 1996 on a when-issued basis.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS
THE MERGERS

  On May 21, 1996, ATLANTIC, PTR, Security Capital and Homestead entered into a merger agreement, pursuant to which each of ATLANTIC, PTR and Security Capital agreed to contribute, through a series of merger transactions, all of their respective assets relating to Homestead Village properties to Homestead in exchange for Shares, ATLANTIC and PTR agreed to enter into the Funding Commitment Agreements and Security Capital provided funding for Homestead acquisitions prior to the closing, all in exchange for Warrants. ATLANTIC's and PTR's respective shareholders approved the Homestead transaction on September 13, 1996 and September 12, 1996, respectively, and the closing of the Homestead transaction occurred on October 17, 1996, which resulted in (i) ATLANTIC (a) owning 4,201,220 Shares, (b) owning 2,818,517 Warrants each to purchase one Share at $10.00 per Share, (c) agreeing to provide funding beyond the merger date of approximately $111 million to Homestead in exchange for up to approximately $98 million in convertible mortgage notes and (d) providing a cash payment of approximately $16.5 million to Homestead on the closing date;
(ii) PTR (a) owning 9,485,727 Shares, (b) owning 6,363,789 Warrants each to purchase one Share at $10.00 per Share and (c) agreeing to provide funding beyond the merger date of approximately $138 million to Homestead in exchange for up to approximately $154 million in convertible mortgage notes and (iii) Security Capital (a) owning 4,062,788 Shares and (b) owning 817,694 Warrants each to purchase one Share at $10.00 per Share.

  Each of ATLANTIC and PTR distributed the Shares and Warrants which it received in the Homestead transaction to its shareholders pro rata on November 12, 1996 to shareholders of record on October 29, 1996. Each holder of record of a share of ATLANTIC's common stock received 0.110875 Shares and Warrants to purchase 0.074384 Shares and each holder of record of a share of PTR's common shares received 0.127618 Shares and Warrants to purchase 0.085616 Shares. As a result of the Homestead transaction, including the distributions by each of ATLANTIC and PTR, Security Capital owned 9,894,402 Shares and Warrants to purchase 4,730,022 Shares.

  Homestead issued 4,062,788 Shares to Security Capital in exchange for its assets related to Homestead Village properties, which consisted primarily of the Homestead Village trademark, and the development and management expertise, as well as operating systems utilized in the ongoing development and operations of extended-stay lodging properties. Security Capital received 1,911,896 Shares based on the ratio of actual funding provided at the closing of the transaction by PTR and ATLANTIC to the total expected funding of PTR and ATLANTIC. The remaining 2,150,892 Shares were issued to an escrow agent. As of April 22, 1997, 1,671,929 of such Shares remain in escrow. The escrowed Shares will be transferred to Security Capital pro rata upon the completion of PTR's and ATLANTIC's remaining funding commitments and upon request of Security Capital. See "--Funding Commitment Agreements." In the event not all of the funding commitments are provided to Homestead by PTR and ATLANTIC, the remaining Shares not transferred to Security Capital from escrow will be returned to Homestead along with the dividends, if any, paid on such Shares. The escrow agent will vote all Shares held in the escrow account proportionately in accordance with the vote of all other Homestead shareholders as instructed by Homestead. In the event that instructions are not received, the escrow agent will not vote such Shares. See "--Escrow Agreement."

PROTECTION OF BUSINESS AGREEMENT

  Each of PTR, ATLANTIC and Security Capital have entered into a protection of business agreement, dated as of October 17, 1996 (the "Protection of Business Agreement"), with Homestead which prohibits PTR, ATLANTIC, Security Capital and their respective affiliates from engaging, directly or indirectly, in the extended-stay lodging business in the continental United States except through Homestead and its subsidiaries. The Protection of Business Agreement also prohibits Homestead from, directly or indirectly, engaging in the ownership, operation, development, management or leasing of multifamily properties. The Protection of Business Agreement does not prohibit any of PTR, ATLANTIC or Security Capital from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as they do not actively participate in the business of such person; (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties; and (iv) owning securities of another person primarily engaged in business other than a business owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such person owns, operates, develops, manages or leases extended-stay lodging properties. The Protection of Business Agreement does not prohibit Homestead from: (i) owning securities of ATLANTIC, PTR or Security Capital; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden style multifamily properties; and (iii) owning the outstanding securities of another person, a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden style multifamily properties, so long as not more than 5% of such person's consolidated revenues are derived from such properties. The Protection of Business Agreement terminates in the event of an acquisition, directly or indirectly (other than by purchase from PTR, ATLANTIC and Security Capital or their respective affiliates (as defined in the Protection of Business Agreement)), by any person (or group of associated persons acting in concert), other than PTR, ATLANTIC, Security Capital or their respective affiliates, of 25% or more of the outstanding shares of voting stock of Homestead, without the prior written consent of the Board. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on October 17, 2006.


SECURITY CAPITAL INVESTOR AGREEMENT

  Homestead and Security Capital have entered into the Security Capital Investor Agreement which requires Security Capital, upon notice from Homestead, to exercise all of the Warrants (at an exercise price of $10.00 per Share) owned by Security Capital. Homestead may call for the exercise of Warrants by Security Capital upon 10 days' prior written notice. The Security Capital Investor Agreement, among other things, provides that, without having first consulted with the nominee of Security Capital designated in writing, Homestead may not seek Board approval of (i) Homestead's annual budget, (ii) incurring expenses in any year exceeding (A) any line item in the annual budget by 20% and (B) the total expenses set forth in the annual budget by 5%, (iii) acquisitions or dispositions in a single transaction or group of related transactions where the aggregate purchase price paid or received exceeds $5 million, (iv) new contracts with a service provider for (A) investment management, property management or leasing services, or (B) that reasonably contemplates annual contract payments by Homestead in excess of $200,000, (v) the declaration or payment of any dividend or other distribution, (vi) the approval of stock option plans, (vii) the offer or sale of any shares of stock of Homestead or any securities convertible into shares of stock of Homestead (other than the sale or grant of any stock or grants of options or exercise of options granted under any benefit option plan approved by stockholders) and
(viii) the incurrence, restructuring, renegotiation or repayment of indebtedness for borrowed money in which the aggregate amount involved exceeds $5 million. The Security Capital Investor Agreement also provides that, so long as Security Capital owns at least 10% of the outstanding Shares, Homestead may not increase the number of persons serving on the Board to more than seven. Security Capital also will be entitled to designate one or more persons as directors of Homestead, as follows: (i) so long as Security Capital owns at least 10% but less than 30% of the outstanding Shares, it is entitled to nominate one person; and (ii) so long as Security Capital owns at least 30% of the outstanding Shares, it is entitled to nominate that number of persons as shall bear approximately the same ratio to the total number of members of the Board as the number of Shares beneficially owned by Security Capital bears to the total number of outstanding Shares, provided that Security Capital shall be entitled to designate no more than two persons so long as the Board consists of no more than seven members. Any person who is employed by Security Capital or who is an employee, a 25% shareholder or a director of any corporation of which Security Capital is a 25% shareholder (except for Homestead) shall be deemed to be a designee of Security Capital. The nominee(s) of Security Capital may, but need not, be the same person(s) nominated by either PTR pursuant to the PTR Investor Agreement or ATLANTIC pursuant to the ATLANTIC Investor Agreement.

  In addition, because Security Capital is an affiliate of Homestead, the Security Capital Investor Agreement provides Security Capital with registration rights pursuant to which, in certain specified circumstances, Security Capital may request, at any time after October 22, 1997, and on not more than three occasions, registration of all of Security Capital's Shares pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act").

FUNDING COMMITMENT AGREEMENTS

  Pursuant to funding commitment agreements dated October 17, 1996 (the "Funding Commitment Agreements"), each of PTR and ATLANTIC agreed to make convertible mortgage loans to Homestead after the merger date with face amounts of up to $154,047,877 and $98,028,471, respectively. The obligations of PTR and ATLANTIC are limited to a specific dollar amount for each property identified in the respective Funding Commitment Agreements. Upon any determination by Homestead to commence development of a property identified in the Funding Commitment Agreement, Homestead is required to notify PTR or ATLANTIC, as the case may be, and PTR or ATLANTIC, as the case may be, is required to endeavor in good faith to fund up to the full amount of its obligation with respect to such property. Homestead is required to complete the development of such property consistent with the development plans for such property. Each mortgage loan issued by Homestead pursuant to a Funding Commitment Agreement is convertible into Shares on the basis of one Share for every $11.50 of principal outstanding on the mortgage loan. The obligation of Homestead to call for funding of, and the obligations of PTR and ATLANTIC to provide funding for, the mortgage loans expires on March 31, 1998, except with respect to properties for which Homestead has given notice that it intends to develop. Interest on the mortgage loans accrues at the rate of 9% on the unpaid principal balance, payable every six months. The mortgages are scheduled to mature on October 31, 2006, and are not callable until May 28, 2001. Homestead has pledged substantially all of the assets contributed by PTR or ATLANTIC, as the case may be, as collateral for the mortgage loans. From October 17, 1996 to April 15, 1997, PTR and ATLANTIC have funded approximately $60 million and $25 million under their respective Funding Commitment Agreements.

  Pursuant to each Funding Commitment Agreement, PTR and ATLANTIC will provide Homestead aggregate funding on such developments after the merger date in the amounts of up to approximately $138 million and $111 million, respectively, which amounts are anticipated to be sufficient to complete the development of the respective Homestead Village properties contributed by them. PTR and ATLANTIC will receive convertible mortgage notes in respect of such fundings with face amounts of up to approximately $154 million and $98 million, respectively. The effect of these provisions is that PTR will fund $898,000 for each $1,000,000 face amount of convertible mortgage loans and ATLANTIC will fund $1,133,535 for each $1,000,000 face amount of convertible mortgage loans. The face amount of the convertible mortgage loans was determined based on a 9% interest rate to provide an effective yield to each of PTR and ATLANTIC that is reflective of the relative rates of return anticipated to be realized on all of the properties contributed by PTR and ATLANTIC, respectively.

ATLANTIC AND PTR INVESTOR AGREEMENTS

  ATLANTIC and PTR have each entered into an investor and registration rights agreement with Homestead (the "ATLANTIC and PTR Investor Agreements") pursuant to which ATLANTIC and PTR each are entitled to designate one person for nomination to the Board, and Homestead will use its best efforts to cause the election of such nominee(s), until March 31, 1998 and for so long thereafter as PTR or ATLANTIC has the right to convert in excess of $20 million in principal amount of loans made pursuant to their respective Funding Commitment Agreement. Such nominee(s) may, but need not, be the same person(s) nominated by Security Capital pursuant to the Security Capital Investor Agreement. In addition, Homestead has granted to each of ATLANTIC and PTR registration rights with respect to the issuance upon conversion and the distribution of all of the Shares issuable upon conversion of the convertible mortgage notes. Prior to October 22, 1997, each of ATLANTIC and PTR may request one registration of those Shares which are issued upon conversion of any or all the convertible mortgage notes converted during such one-year period and which it intends to distribute to its stockholders. After such date, each of ATLANTIC and PTR may request three additional registrations pursuant to Rule 415 promulgated under the Securities Act of all Shares issued or issuable upon conversion of the convertible mortgage notes. Such registration, except for the fees and disbursements of counsel to ATLANTIC or PTR, shall be at the expense of Homestead.

ESCROW AGREEMENT

  Pursuant to an escrow agreement dated October 17, 1996 (the "Escrow Agreement") among Homestead, Security Capital and State Street Bank and Trust Company ("Escrow Agent"), a portion of the Shares issuable to Security Capital was placed in an escrow account maintained with the Escrow Agent. In general, as PTR and ATLANTIC advance funds to Homestead in accordance with the terms of their respective Funding Commitment Agreements, a portion of the Shares in the escrow account will be released to Security Capital, together with a proportionate amount of accrued dividends, if any. On January 1, 2000, unless all of the Shares placed in the escrow account have been released to Security Capital sooner in accordance with the provisions of the Escrow Agreement, the Escrow Agent will release to Homestead all of the Shares remaining in the escrow account. All dividends or other distributions paid by Homestead in respect of the Shares held in the escrow account shall be retained by the Escrow Agent for the benefit of the party to whom the related Shares are ultimately issued. The Escrow Agent will vote all Shares held in the escrow account proportionately in accordance with the vote of all other Homestead shareholders as instructed by Homestead. In the event that instructions are not received, the Escrow Agent will not vote such Shares.

  Because the number of Shares received by Security Capital was based on the anticipated future REIT management fees and property management fees Security Capital would have received under existing agreements with PTR and ATLANTIC for the 80 Homestead Village properties contributed to Homestead, net of overhead of Security Capital related to those properties, and since many of the contributed Homestead Village properties are either in the development or planning stage, the purpose of the Escrow Agreement is to time Security Capital's receipt of the Shares held in escrow with the time the properties are actually funded and supported by a completion guaranty. As of April 22, 1997, 478,963 Shares had been released from the escrow account.

ADMINISTRATIVE SERVICES AGREEMENT

  As of October 17, 1996, Homestead entered into an administrative services agreement with Security Capital (the "Administrative Services Agreement"), pursuant to which Security Capital provides Homestead with administrative services with respect to certain aspects of Homestead's business. These services include, but are not limited to, insurance administration, accounts payable administration, internal audit, cash management, human resources, management information systems, tax and legal administration, research, shareholder communications and investor relations. The fees payable to Security Capital are based on Security Capital's cost of the services provided plus an additional 20%. Any arrangements under the Administrative Services Agreement for the provision of services are required to be commercially reasonable and on terms not less favorable than those which could be obtained from unaffiliated third parties. The Administrative Services Agreement expires on December 31, 1997 and is automatically renewable for one-year terms, subject to approval by a majority of the disinterested members of the Board and the approval by the disinterested members of the Board of the annual compensation payable to Security Capital for services rendered to Homestead. Homestead paid fees of $375,000 to Security Capital for administrative services provided in 1996.

  Homestead believes its relationship with Security Capital under this agreement provides it with certain advantages, including access to greater quality and depth of management personnel and resources, highly focused research, information systems, insurance, cash management and legal support provided at substantial economies of scale, than it could provide internally.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires Homestead directors, officers and beneficial owners of more than 10 percent of the outstanding Shares to file reports of ownership and changes in ownership of the Shares with the Securities and Exchange Commission and to send copies of such reports to Homestead. Based solely upon a review of such reports and amendments thereto furnished to Homestead and upon written representations of certain of such persons that they were not required to file certain of such reports, Homestead believes that no such person failed to file any such report on a timely basis during 1996, except that Ms. Will and Messrs. Dressler and Patterson each filed one late report of one transaction.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected Ernst & Young LLP, certified public accountants, who have served as auditors for Homestead since 1996, to serve again as the auditors of Homestead's books and records for the coming year. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  Homestead's 1996 Annual Report, which includes financial statements, has previously been mailed to shareholders or is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder of Homestead intended to be presented at the 1998 annual meeting of shareholders must be received by Homestead at its principal executive offices not later than December 31, 1997, for inclusion in Homestead's proxy statement and form of proxy relating to that meeting.

  In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Homestead's bylaws. Homestead's bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals to Homestead during the period 60 to 90 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 1998 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by Homestead between February 28 and March 29, 1998.

                                 OTHER MATTERS

  Homestead is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Jeffrey A. Klopf
                                          Secretary

April 30, 1997

                        HOMESTEAD VILLAGE INCORPORATED

P                 THE PROXY IS SOLICITED BY AND ON BEHALF OF
                            THE BOARD OF DIRECTORS
R
                        ANNUAL MEETING OF SHAREHOLDERS
O                           TO BE HELD MAY 28, 1997

X         The undersigned hereby appoints each of David C. Dressler, Jr.,
     Michael D. Cryan and Jeffrey A. Klopf, as proxies with full power of
Y substitution, to represent the undersigned at the annual meeting of shareholders of Homestead Village Incorporated to be held on May 28, 1997, and at any adjournments or postponements thereof, and to vote at such meeting the shares of Common Stock that the undersigned would be entitled to vote if present at such meeting, in accordance with the instructions indicated on the other side of this card; if no instructions are indicated, the shares represented by this proxy will be voted for the election of all listed nominees and, at the direction of the proxies named above, on any other matter that may properly come before the meeting.

          The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.


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COMMENTS/ADDRESS CHANGE


                       (Continued and to be signed and dated on the other side.)




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                            . FOLD AND DETACH HERE .

                         Please mark your vote as indicated in this example. [X]


                                                      FOR      WITHHOLD vote
                                             all nominees      from all nominees
1. The election of the following persons as Directors:
                                                       [_]     [_]

   Class I - David C. Dressler, Jr. and M. A. Garcia III
   Class II - Michael D. Cryan
   Class III - John P. Frazee, Jr. and John C. Schweitzer

   FOR ALL NOMINEES except the following nominees:

   -------------------------------


   [Insert Recordholder Information]



2. To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.


   Please sign exactly as name(s) appears to the left. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.


   ---------------------------------------------------------------------------
                                   Signature

   ---------------------------------------------------------------------------
                          Signature, if held jointly

   Dated:__________________________________________, 1997

   Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

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                            . FOLD AND DETACH HERE .


                        HOMESTEAD VILLAGE INCORPORATED

                        Annual Meeting of Shareholders

                               ADMISSION TICKET

                            Wednesday, May 28, 1997
                      11:00 a.m. (Eastern Daylight Time)
                           Renaissance Waverly Hotel
                             2450 Galleria Parkway
                            Atlanta, Georgia 30339



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Please present this ticket for admittance of shareholder(s) named above.